Exhibit 10.1

CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED INFORMATION HAS BEEN REPLACED IN THIS DOCUMENT WITH [***].

SFN Group, Inc.

Corporate Executive Management

2011 Variable Pay Plan

2011 SFN Group -Corporate Executives	©Copyright 2011, SFN Group, Inc.

The following Variable Pay Plan (the “Plan”) is designed to reward Plan Eligible Associates for achievement of specific goals as well as to provide an incentive to retain talent and encourage future performance with SFN Group, Inc. (“SFN” or the “Company”).  This Plan has been established to align your individual success with that of your Business Unit and SFN.

Your dedication and commitment to the Company is greatly appreciated.  Thank you for your continued support now and in the future.

Effective Date/Plan Year

This Plan is in effect beginning December 27, 2010 through December 25, 2011 (the “Plan Year”).  This Plan supersedes any prior plans as of the date it becomes effective.  This Plan may be extended beyond the Plan Year at the sole discretion of SFN Group.

Eligibility begins on the first day of the accounting quarter after an associate begins employment as a Plan Eligible Associate and terminates immediately when an associate’s employment as a Plan Eligible Associate ends.  Please refer to SFN Group’s “Variable Pay Plan Policies & Procedures” located online at Inside Excellence for specific eligibility requirements.  A plan acknowledgement stating that a Plan Eligible Associate has received his/her plan document and agrees to the terms and conditions contained within the plan document AND the “Variable Pay Plan Policies & Procedures” document are requirements to be eligible to participate in this Plan.

Annual Performance Measures

In addition to your annual salary, an eligible associate has a Variable Pay Opportunity based on a percentage of his/her base salary. The “Variable Pay Period” is the Plan Year.  Compensation under this Plan is based on annual results and is therefore earned on an annual basis.  A Plan Eligible Associate may not earn more than 200% of the Plan Eligible Associate’s Variable Pay Opportunity under the Plan.

The Variable Pay Opportunity is made up of the following two performance measures:

1)              Adjusted Earnings per Share (EPS) from Continuing Operations:  Earnings per share serves as an indicator of a company’s profitability.  The figure tells the portion of a company’s profit allocated to each outstanding share of common stock.

2)              Operational Goal Measurement:  Operational Goal Measurements are intended to give focus to initiatives that are important to the stability and profitability of SFN Group.

The three categories of Operational goals are as follows:

a)              [***]

b)             [***]

c)              [***]

Weighting of Plan Components

The targets have been established on the basis of anticipated growth rates, market analysis, Company objectives, and other considerations.  The targets have been set at the beginning of the year, but are subject to change at the sole discretion of the Board of Directors.  Any change to the targets will be communicated to the Plan Eligible Associates.

1)              Adjusted Earnings per Share (EPS) from Continuing Operations:  80% of the Variable Pay Opportunity is based on the Company attaining an adjusted EPS from continuing operations Target for fiscal year 2011.  In order for a Plan Eligible Associate to earn any compensation under this adjusted EPS component, the Company must attain a minimum adjusted EPS threshold from continuing operations as represented in the scale below.  The adjusted EPS component will not be earned if 2011 adjusted EPS from continuing operations is less than the threshold.  If the adjusted EPS threshold is reached, the component payout will be precisely interpolated between Goal Levels as reflected in the chart below.

The Executive Team’s 2011 annual incentive opportunity will be conditioned on certain pre-established EPS levels as summarized below:

Performance Level	Adjusted EPS from Continuing Operations	Payout as % of Target
Maximum	[***]	200%
Plan/Target	[***]	100%
Threshold	[***]	50%
Below Threshold	[***]	0%

If the adjusted EPS threshold is attained, the payout will be precisely interpolated between Performance Levels.  100% of any amount earned pursuant to the EPS performance may be adjusted at the discretion of the Board of Directors after considering the Company’s performance compared with its peer companies.

Note: Adjusted EPS from Continuing Operations will be adjusted to reflect the impact of any acquisitions based on the development and finalization of the acquired company’s Board approved business plan.

2)              Operational Goal Measurement:  20% of the Variable Pay Opportunity is based on the attainment of one or more categories of the Operational Goals.  Each Component will be weighted equally for achievement.

The three main categories of Operational goals are as follows:

a)              [***]

b)             [***]

c)              [***]

If any of the measurement thresholds are attained, the payout will be precisely interpolated between Performance Levels as reflected in the chart below.  100% of any amount earned pursuant to the above grids may be adjusted at the discretion of the Board of Directors after considering the Company’s performance compared with its peer companies.

	Operational Goal Measurement			Percentage of
Goal Level	[***]	[***]	[***]	Component
Maximum	[***]	[***]	[***]	200%
Plan/Target	[***]	[***]	[***]	100%
Threshold	[***]	[***]	[***]	50%
Below Threshold	[***]	[***]	[***]	0%

Plan Acknowledgement

I hereby acknowledge receipt and agree with the foregoing variable pay plan for FY 2011 (the “Plan”), which is in effect from December 27, 2010, through December 25, 2011.  Except as otherwise stated in the Plan, the Plan supersedes and replaces all other variable pay plans that previously applied to your current position with SFN Group.

I also understand that any exception or modification to the Plan must be approved by the Compensation Committee of the Board of Directors.

Via Electronic Signature/Acceptance
Date

Other Terms of the Plan

The Chief Human Resources Officer or his/her designee will administer this Plan and have the authority to implement, operate, and interpret this Plan and to take such action as he/she deems equitable and consistent with the purpose of this Plan in particular circumstances.  No exception or modification to this Plan will be valid unless it has been approved in writing by the Chief Human Resources Officer or his/her designee.

The Company reserves the right to change, modify, alter, amend, or cancel this Plan at any time, with or without notice and with or without consideration.

This Plan is governed by SFN’s “Variable Pay Plan Policies & Procedures.” Please review the “Variable Pay Plan Policies & Procedures” located online at SFN’s Inside Excellence.  This document will address how the Variable Pay Plans work in a variety of circumstances including new hires, job changes, salary changes, changes in work schedule, leave of absence, and the like.  Please note that these guidelines apply only for Plan Eligible Associates.

Important Information

The formulas described in this plan are for illustrative purposes only.  SFN reserves the right, in its sole discretion, to make appropriate adjustments in determining annual incentive awards and any payouts for individuals or all plan participants, including the right to decline to pay awards to any or all plan participants

All plan provisions are subject to state laws and statutory requirements.  If you have any questions regarding this plan, please contact SFN Group Human Resources at 866-HELP-456.

FISCAL YEAR 2011